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Exhibit 4.3

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form F-8 of our report dated March 20, 2006 (which report expresses an unqualified opinion and includes a separate paragraph regarding our consideration of internal control over financial reporting) relating to the financial statements of Yamana Gold Inc. as at December 31, 2005 and 2004 and for the year ended December 31, 2005, the ten-month period ended December 31, 2004, and the year ended February 29, 2004 appearing in the Report of Foreign Private Issuer on Form 6-K of Yamana Gold Inc. filed on March 31, 2006. We also consent to the reference to us under the heading "Experts" in the Offer and Circular which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Independent Registered Chartered Accountants
Vancouver, British Columbia, Canada
September 6, 2006

COMMENTS BY INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS FOR U.S.
READERS ON CANADA – UNITED STATES OF AMERICA REPORTING DIFFERENCES

The compilation report included in the Offer and Circular, provided solely pursuant to Canadian requirements, is expressed in accordance with standards of reporting generally accepted in Canada. To report in conformity with United States standards on the proforma financial adjustments and their application to the proforma financial statements would require an examination or review which would be substantially greater in scope than the review as to compilation only that we have conducted. Consequently, under United States standards, such compilation report would not be included.

/s/ DELOITTE & TOUCHE LLP

Independent Registered Chartered Accountants
Vancouver, British Columbia, Canada
September 6, 2006

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CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
COMMENTS BY INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS FOR U.S. READERS ON CANADA – UNITED STATES OF AMERICA REPORTING DIFFERENCES